Exhibit 10.3

LIMITED GUARANTY AGREEMENT

This LIMITED GUARANTY AGREEMENT (this “Guaranty”) is made as of the 31st day of December, 2008, by BEHRINGER HARVARD OPPORTUNITY REIT II, INC., a Maryland corporation (the “Guarantor”), in favor of MUTUAL OF OMAHA BANK, a federally chartered savings bank, having an address for notice purposes at 4455 LBJ Freeway, Suite 907, Dallas, Texas 75244 (the “Lender”).

PRELIMINARY STATEMENTS

Behringer Harvard 1875 Lawrence, LLC, a Delaware limited liability company (“Borrower”), and Lender have entered into, are entering into concurrently herewith, or contemplate entering into, that certain Loan Agreement dated of even date herewith (herein called, as it may hereafter be modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Loan Agreement”), which Loan Agreement sets forth the terms and conditions of a loan (the “Loan”) to Borrower with respect to property located in  Denver County, Colorado, as more particularly described in the Loan Agreement and identified therein as the Land.  The Loan is secured in part by the Mortgage (as defined and described in the Loan Agreement).

The Loan is, or will be, evidenced by a Promissory Note issued pursuant to the Loan Agreement, executed by Borrower and payable to the order of Lender, in the aggregate principal amount of up to TWENTY-THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars ($23,500,000.00) (such note, as the same may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and any other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, are herein collectively called the “Note”).  For the purposes hereof the term “Obligations” shall have the meaning given such term in the Loan Agreement and includes the obligation of Borrower to pay the Note and other Indebtedness (as such term is defined in the Loan Agreement).

A condition precedent to Lender’s agreement to make the Loan to Borrower is the execution and delivery by Guarantor of this Guaranty.  This Guaranty is one of the Loan Documents described in the Loan Agreement.

STATEMENT OF AGREEMENTS

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lender to extend credit to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment and performance of the obligations and liabilities described below in this Guaranty, this Guaranty being upon the following terms and conditions:

1.                  Guaranty of Payment.

(a)           Guarantor hereby unconditionally and irrevocably, guarantees to Lender the punctual payment and performance when due, whether by lapse of time, by acceleration of maturity, or otherwise, of the following (collectively, the “Guaranteed Indebtedness”):

(i)            all principal and accrued interest due and payable to Lender under the Note, provided, however, such liability shall not exceed the lesser of; (a) Eleven Million Seven Hundred Fifty Thousand and No/100 Dollars ($11,750,000.00); and (b) the amount equal to fifty percent (50%) of the aggregate Advances made by Lender under the Loan Agreement if such aggregate Advances are less than Twenty-Three Million Five Hundred Thousand and No/100 Dollars ($23,500,000.00).

(ii)           all Costs incurred by or on behalf of Lender (including, without limitation, expenses and reasonable attorneys’ fees) in enforcing the rights and remedies of Lender under this Guaranty and the Loan Documents, together with interest on all such Costs, accruing at the Default Rate for the period commencing on the date demand for payment is delivered by Lender to Guarantor until the date paid by Guarantor;

(iii)          all Costs suffered or incurred by Lender as a result of any fraud or misappropriation by Borrower or any untruth or inaccuracy in any material respect, which untruth or inaccuracy was known to Borrower or Guarantor at the time of delivery to Lender, of any instrument or information delivered to Lender by or on behalf of Borrower or Guarantor (including the Loan Documents) as a condition to or in connection with the execution of the Loan Agreement or to satisfy any condition set forth in the Loan Agreement or in any Loan Document to the funding of the Loan;

(iv)          all Costs suffered or incurred by Lender as a result of intentional physical waste with respect to any portion of the Improvements;

(v)           all Costs suffered or incurred by Lender as a result of the removal or disposal of any property in which Lender has a security interest, beneficial or otherwise, in violation of the terms and conditions of the Loan Documents;

(vi)          all Costs suffered or incurred by Lender as a result of any mechanic’s or materialmen’s liens not expressly permitted or contested, paid and released pursuant to the terms of the Loan Documents, to the extent that revenues from the Mortgaged Property are insufficient to pay such Costs together with all other amounts due under the Loan Documents and other costs of operation of the Mortgaged Property;

(vii)         all Costs suffered or incurred by Lender as a result of the misapplication of any insurance proceeds or condemnation awards in violation of the Loan Documents or the failure of Borrower to maintain the insurance coverages required by the Loan Documents;

(viii)        all revenues received by or on behalf of Borrower from the operation or ownership of the Property and not delivered to Lender during the occurrence of a Default under the Loan Documents or applied to the Reserves or the costs of the Project as required by the terms of the Loan Agreement; and

(ix)           all Environmental Damages.

The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection. Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Lender to Borrower in excess of the Guaranteed Indebtedness.  In no event shall the Guaranteed Indebtedness be reduced as a result of (i) Borrower’s payment of any part of the Obligations; (ii) Lender’s foreclosure or acceptance of a deed in lieu of foreclosure with respect to any collateral securing the Obligations; or (iii) any amount applied, from any source other than Guarantor, against the principal amount of the Obligations as a result of the foreclosure of or other realization upon any of the security for the Obligations, unless such amount applied results in repayment in full of all Obligations.  To the extent Lender receives any payments under the Loan Agreement or any Note or receives any proceeds from foreclosure of or other realization upon any of the security for the Obligations (including proceeds from foreclosure), such payments or proceeds shall first be applied to that portion of the Obligations for which Guarantor has no liability for payment under this Guaranty, and shall then (and only after payment in full of the portion of the Obligations for which Guarantor has no liability for payment under this Guaranty) be applied against the portion of the Obligations for which payment Guarantor is liable.

(b)           All capitalized terms used in this Guaranty, but not defined herein, shall have the meaning given such terms in the Loan Agreement.  As used in this Guaranty, the following capitalized terms shall have the following meanings:

“Bankruptcy Code” means Title 11 of the United States Code, as the same may be hereafter amended or modified.

“Costs” any claims (including, without limitation, third party claims), settlements of claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, taxes, assessments, liabilities, interest or losses, including reasonable attorneys’ fees and expenses (including, without limitation, any such reasonable fees and expenses incurred in enforcing this Guaranty or collecting any sums due hereunder), consultant fees, and expert fees, together with all other out-of-pocket costs and expenses of any kind or nature.

2.                Primary Liability of Guarantor.

(a)           This Guaranty is an absolute, irrevocable and unconditional guaranty of payment of the Guaranteed Indebtedness.  Guarantor shall be liable for the payment of the Guaranteed Indebtedness as a primary obligor.  This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person (hereinafter defined) whatsoever.  Guarantor expressly waives each and every right to which Guarantor may be entitled by virtue of the suretyship laws of the State of Texas, including without limitation, and rights Guarantor may have pursuant to Rule 31, Texas Rules of Civil Procedure, Chapter 17 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.

(b)           It shall not be necessary for Lender in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness or for such performance, or to enforce any rights against any security that shall ever have been given to secure such indebtedness or performance, or to join Borrower or any others liable for the payment or performance of the  Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Obligations; provided, however, that nothing herein contained shall prevent Lender from suing on the Note and other Loan Documents or foreclosing the Mortgage or from exercising any other rights thereunder, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Note and other Loan Documents, and Lender shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.  At any sale of the Property or other collateral given for the Obligations or any part thereof, whether by foreclosure or otherwise, Lender may at its discretion purchase all or any part of the Property or collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Loan Documents.

(c)           Suit may be brought or demand may be made against Borrower or against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Indebtedness, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.  Any time that Lender is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment and performance.  If Lender elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Obligations have been paid and performed in full.  If Lender elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Obligations have been paid and performed in full.

3.                Certain Agreements and Waivers by Guarantor.

(a)           Guarantor hereby agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, circumstances or rights, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(1)           any limitation of liability or recourse in any other Loan Document or arising under any law;

(2)           any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;

(3)           the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Obligations;

(4)           any homestead exemption or any other exemption under applicable law;

(5)           any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Obligations, including any impairment of Guarantor’s recourse against any Person or collateral;

(6)           whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Obligations;

(7)           the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Obligations;

(8)           either with or without notice to or consent of Guarantor: any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Obligations and any of the Loan Documents, including, without limitation, material alterations of the terms of payment (including changes in maturity dates and interest rates) or performance (including terms or aspects relating to the Improvements) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Lender, to Borrower, Guarantor, and any other Person at any time liable for the payment or performance of any or all of the Obligations;

(9)           any neglect, lack of diligence, delay, omission, failure, or refusal of Lender, to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Obligations;

(10)         any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Lender, against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning Borrower;

(11)         if for any reason Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Obligations or pay the amount thereof to someone else;

(12)         the making of advances by Lender to protect its interest in the Property, preserve the value of the Property or for the purpose of performing any term or covenant contained in any of the Loan Documents;

(13)         the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document;

(14)         the unenforceability of all or any part of the Obligations against Borrower, whether because the Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating the Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Obligations); or

(15)         any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Obligations, whether or not consented to by Lender.

(b)           In the event any payment by Borrower or any other Person to Lender in respect of the Obligations is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lenders of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Obligations), and any interest paid by Lender and any attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any such event.  It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Obligations are fully and finally paid, and any applicable preference period has expired, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.  Lender shall be entitled to continue to hold this Guaranty in its possession for the longer of (i) the period during which any performance of the obligations under the Loan Agreement shall be required by its terms, or (ii) a period of one year from the date the Obligations are paid in full and for so long thereafter as may be necessary to enforce any obligation of Guarantor hereunder and to exercise any right or remedy of Lender hereunder.

4.                Subordination.  If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

(a)           such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations;

(b)           Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor during the continuance of an Event of Default;

(c)           In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Obligations have been fully and finally paid and performed.

If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section, Guarantor shall pay the same to Lender immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and

(d)                                 Guarantor shall promptly upon request of Lender from time to time execute such documents and perform such acts as Lender may require to permit or facilitate exercise of its rights under this Section, including, but not limited to, execution and delivery of proofs of claim.  All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

5.                                       Other Liability of Guarantor or Borrower.  If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor.  If Borrower is or becomes indebted to Lender for any indebtedness other than or in excess of the Obligations for which Guarantor is liable under this Guaranty, any payment received or recovery realized upon such other indebtedness of Borrower to Lender may, except to the extent paid by Guarantor on the Obligations or specifically required by law or agreement of Lender to be applied to the Obligations, in Lender’s sole discretion, be applied upon indebtedness of Borrower to Lender other than the Obligations.  This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given.  Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including without limitation, its capacity as a general partner.

6.                                       Lender’s Assigns.  This Guaranty is for the benefit of Lender and their successors and assigns, and in the event of an assignment of the Obligations, or any part thereof, in accordance with the Loan Agreement, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations.  Lender shall endeavor to give notice to Guarantor of any transfer or assignment of the Obligations, or any part thereof, but Guarantor agrees that failure to give notice of any such transfer or assignment will not affect the liabilities of Guarantor hereunder.

7.                                       Binding Effect.  This Guaranty is binding not only on Guarantor, but also on Guarantor’s successors and assigns. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.

8.                                                       Governing Law; Forum; Consent to Jurisdiction.  The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of Texas and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws.  All obligations of Guarantor hereunder are payable and performable at the place or places where the Obligations are payable and performable.  Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor’s property to the nonexclusive jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section and to the jurisdiction of any state or United States federal court sitting in the state in which any of the Land is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Obligations.  Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction.  Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which Lender receives actual notice from Guarantor in accordance with the notice provisions hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Guarantor in any other court or jurisdiction.  Guarantor hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Guarantor may otherwise be entitled under the laws of the United States of America or any State or possession of the United States of America now in force or which may hereinafter be enacted.  The authority and power to appear for and enter judgment against Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Lender shall deem necessary and desirable.

9.                                                       Invalidity of Certain Provisions.  If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

10.                                                 Attorneys’ Fees and Costs of Collection.  Guarantor shall pay on demand all reasonable attorneys’ fees and all other costs and expenses incurred by Lender in the enforcement of or preservation of Lender’s rights under this Guaranty including, without limitation, all reasonable attorneys’ fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one.  Guarantor agrees to pay interest on any expenses or other sums due to Lender under this Section that are not paid when due, at a rate per annum equal to the Default Rate provided for in the Loan Agreement.  Guarantor’s obligations and liabilities under this Section shall survive any payment or discharge in full of the Obligations.

11.                                                 Payments.  All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

12.                                                 Controlling Agreement.  It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law.   Should it be determined that any portion of the Guaranteed Indebtedness or Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law.  The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.

13.                                                 Representations, Warranties, and Covenants of Guarantor.  Guarantor hereby represents, warrants, and covenants that (a) Guarantor has a  financial interest in Borrower and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) to Guarantor’s knowledge, this Guaranty is valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law known to Guarantor or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) Guarantor will indemnify Lender from any loss, cost or expense as a result of any representation or warranty of Guarantor being false, incorrect, incomplete or misleading in any material respect; (e) there is no litigation pending or, to the knowledge of Guarantor, threatened before or by any tribunal against or affecting Guarantor which would materially and adversely affect Guarantor’s ability to perform its obligations under this Guaranty; (f) all financial statements and information heretofore furnished to Lender by Guarantor do, and all financial statements and information hereafter furnished to Lender by Guarantor will, fairly present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Lender, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Lender, has Guarantor incurred any material liability, direct or indirect, fixed or contingent, which would affect Guarantor’s ability to perform its duties and obligations under this Guaranty; (g) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (h) Lender has no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein, and Guarantor will keep fully apprised of Borrower’s financial and business condition; (i) Guarantor acknowledges and agrees that Guarantor may be required to pay the Guaranteed Indebtedness in full without assistance or support from Borrower or any other Person; and (j) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Mortgage, and the other Loan Documents.  Guarantor’s representations, warranties and covenants are a material inducement to Lender to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Obligations.

14.                                                 Notices.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile.  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram or facsimile, upon receipt; provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

15.                                                 Cumulative Rights.  The exercise by Lender of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  Lender shall have all rights, remedies and recourses afforded to Lender by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole and absolute discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive.  No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Lender shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose.  No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances.  No provision of this Guaranty or any right, remedy or recourse of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Lender.

16.                                                 Term of Guaranty.  This Guaranty shall continue in effect until all the Guaranteed Indebtedness is fully and finally paid, except that, and notwithstanding any return of this Guaranty to Guarantor, this Guaranty shall continue in effect with respect to all obligations and liabilities of Guarantor under Section 10 and as provided in Section 3(b).

17.                                                 Financial Statements.  As used in this Section, “Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, and, unless Lender otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of amounts and sources of contingent liabilities, sources and uses of cash and liquidity verification, and, unless Lender otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party.  Each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”.  Guarantor shall provide or cause to be provided to Lender the following:

(a)                                  for each fiscal year of Guarantor, audited Financial Statements of Guarantor, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year; and

(b)                                 for each fiscal quarter of such Guarantor, unaudited Financial Statements of such Guarantor, as soon as reasonably practicable and in any event within ninety (90) days after the close of each fiscal quarter.

(c)                                  From time to time promptly after Lender’s request, such additional information, reports and statements regarding the business operations and financial condition of each reporting party as Lender may reasonably request.

All Financial Statements shall be in form and detail reasonably satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form reasonably satisfactory to Lender to certify that the Financial Statements are furnished to Lender in connection with the extension of credit by Lender and constitute a fair statement of the reporting party’s financial position.  The Financial Statements shall reflect a minimum net worth of the Guarantor of at least Thirty-Five Million and No/100 Dollars ($35,000,000.00) and an ongoing liquidity of at least Four Million and No/100 Dollars ($4,000,000.00), provided, however, that the liquidity calculation shall include all available funds under any existing credit lines to the Guarantor or its affiliates.  In no event shall the Financial Statements reflect a debt to asset leverage ratio (determined exclusive of accumulated depreciation and amortization) in excess of seventy-five percent (75%).  All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the entity reasonably satisfactory to Lender.  All annual Financial Statements shall be audited or certified, as required by Lender, without any qualification or exception not acceptable to Lender, by independent certified public accountants reasonably acceptable to Lender (provided that only Financial Statements of Guarantor may be required to be audited), and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation.  All assets shown on the Financial Statements provided by Guarantor, unless clearly designated to the contrary, shall be conclusively deemed to be free and clear of any exemption or any claim of exemption of Guarantor at the date of the Financial Statements and at all times thereafter. Acceptance of any Financial Statement by Lender, whether or not in the form prescribed herein, shall be relied upon by Lender in the administration, enforcement, and extension of the Obligations.

18.                                                 Disclosure of Information.  Lender may sell or offer to sell the Loan or interests in the Loan to one or more assignees or participants and may disclose to any such assignee or participant or prospective assignee or participant, to Lender’s affiliates, including without limitation, to any regulatory body having jurisdiction over Lender upon request by such regulatory body, any information Lender now has or hereafter obtains pertaining to the Obligations, this Guaranty, or Guarantor, including, without limitation, information regarding any security for the Obligations or for this Guaranty, credit or other information on Guarantor, Borrower, and/or any other party liable, directly or indirectly, for any part of the Obligations.

19.                                                 Subrogation.  Notwithstanding anything to the contrary contained herein, Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Obligations has been fully and finally paid.

20.                                                 Further Assurances.  Guarantor at Guarantor’s expense will promptly execute and deliver to Lender upon Lender’s reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

21.                                                 No Fiduciary Relationship.  The relationship between Lender and Guarantor is solely that of lender and guarantor.  Lender has no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Lender.

22.                                                 Interpretation.  If this Guaranty is signed by more than one Person as “Guarantor”, then the term “Guarantor” as used in this Guaranty shall refer to all such Persons, jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such Person, jointly and severally and Lender, may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under the Mortgage and/or applicable law with respect to the Property or any other Loan Documents.  Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other gender. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.  All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document.  The terms “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty.  The terms “include” and “including” shall be interpreted as if followed by the words “without limitation”.  All references in this Guaranty to sums denominated in dollars or with the symbol “$” refer to the lawful currency of the United States of America.  For purposes of this Guaranty, “Person” or “Persons” shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons.

23.                                                 Time of Essence.  Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

24.                                                 Counterparts.  This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same agreement.

25.                                                 Entire Agreement.  This Guaranty embodies the entire agreement between, Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Indebtedness.  This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Indebtedness.  No condition or conditions precedent to the effectiveness of this Guaranty exist.  This Guaranty shall be effective upon execution by Guarantor and delivery to Lender.  This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

26.                                                 Waiver of Jury Trial.  GUARANTOR AND LENDER, WAIVE TRIAL BY JURY IN RESPECT OF ANY DISPUTE AND ANY ACTION ON SUCH DISPUTE.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND LENDER, AND GUARANTOR AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS.  GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Guarantor duly executed this Guaranty as of the date first written above.

GUARANTOR:

BEHRINGER HARVARD OPPORTUNITY REIT II, INC., a Maryland corporation

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President

Signature Page